Exhibit 5.1

LIONEL SAWYER & COLLINS ATTORNEYS AT LAW

SAMUEL S. LIONEL

GRANT SAWYER

    (1918-1996)

JON R. COLLINS

    (1923-1987)

RICHARD H. BRYAN

JEFFREY P. ZUCKER

PAUL R. HEJMANOWSKI

ROBERT D. FAISS

DAVID N. FREDERICK

RICHARD W. HORTON

DAN C. BOWEN

RODNEY M. JEAN

HARVEY WHITTEMORE

TODD TOUTON

CAM FERENBACH

LYNDA S. MABRY

MARK H. GOLDSTEIN

KIRBY J. SMITH

COLLEEN A. DOLAN

JENNIFER A. SMITH

GARY W. DUHON

LAUREL E. DAVIS

DAN R. REASER

MARK LEMMONS

HOWARD E. COLE

PAUL E. LARSEN

ALLEN J. WILT

LYNN S. FULSTONE

RORY J. REID

DAN C. McGUIRE

JOHN E. DAWSON

FRED D. “PETE” GIBSON, III

LESLIE BRYAN HART

CRAIG E. ETEM

TODD E. KENNEDY

MATTHEW E. WATSON

SHAWN M. ELICEGUI

G. LANCE COBURN

JOHN M. NAYLOR

WILLIAM J. McKEAN

ELIZABETH BRICKFIELD

1700 BANK OF AMERICA PLAZA 300 SOUTH FOURTH STREET LAS VEGAS, NEVADA 89101 (702) 383-8888 –––– FAX (702) 383-8845 lsc@lionelsawyer.com www.lionelsawyer.com

JEFFREY D. MENICUCCI

JANET SUE BESSEMER

GREGORY R. GEMIGNANI

DOREEN SPEARS HARTWELL

LINDA M. BULLEN

LAURA K. GRANIER

MAXIMILIANO D. COUVILLIER III

MICHAEL D. KNOX

ERIN FLYNN

JENNIFER ROBERTS

SUZANNE L. MARTIN

BRENT HEBERLEE

MATTHEW B. CRANE

JON A. BAUMUNK

CHRISTOPHER CHILDS

MEREDITH L. STOW

JOICE B. BASS

DOUGLAS A. CANNON

RICHARD CUNNINGHAM

MATTHEW R. POLICASTRO

JACOB D. BUNDICK

ADAM D. SMITH

GARRETT D. GORDON

TREVOR HAYES

JENNIFER J. DiMARZIO

PEARL GALLAGHER

August 1, 2006	OF COUNSEL ELLEN WHITTEMORE BRIAN HARRIS LAURA J. THALACKER

Boyd Gaming Corporation

2950 Industrial Road,

Las Vegas, Nevada 89109

Mr. Michael J. Gaughan

Ladies and Gentlemen:

You have requested our opinion as special Nevada counsel for Boyd Gaming Corporation, a Nevada corporation (the “Company”) in connection with the offering of up to 12,342,504 shares of the Company’s common stock, par value $0.01 per share, (including up to 500,000 shares subject to the underwriters’ over-allotment option, the “Outstanding Shares”) by Mr. Michael J. Gaughan, as set forth in the Prospectus Supplement No. 2 (To Prospectus Dated December 16, 2005) dated August 1, 2006 (the “Prospectus Supplement”) found within the Company’s Registration Statement filed with the Securities and Exchange Commission (the “Registration Statement”).

We have examined originals or copies of each of the documents listed below:

1. Certificate of Corporate Existence of the Company from the Nevada Secretary of State;

2. The Company’s articles of incorporation certified by the Nevada Secretary of State;

3. Bylaws of the Company certified by an officer of the Company;

RENO OFFICE: 1100 BANK OF AMERICA PLAZA, 50 WEST LIBERTY STREET • RENO, NEVADA 89501 • (775) 788-8666 • FAX (775) 788-8682

CARSON CITY OFFICE: 410 SOUTH CARSON STREET • CARSON CITY, NEVADA 89701 • (775) 851-2115 • FAX (775) 841-2119

WASHINGTON, DC OFFICE: 101 CONSTITUTION AVENUE NW, SUITE 800 • WASHINGTON, DC 20001 • (202) 742-4264 • FAX (202) 742-4265

LIONEL SAWYER & COLLINS

      ATTORNEYS AT LAW

Boyd Gaming Corporation

Mr. Michael J. Gaughan

August 1, 2006

4. Resolutions of the board of directors of the Company certified by an officer of the Company; and

5. The Prospectus Supplement.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.

Based upon the foregoing, and subject to the following, it is our opinion that:

1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

2. The Outstanding Shares have been duly authorized, validly issued and are fully paid and nonassessable.

We express no opinion concerning any securities law or rule.

Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the United States Securities and Exchange Commission thereunder.

This opinion letter is intended solely for use in connection with the registration and offering of the Outstanding Shares as described in the Registration Statement, and it may not be relied upon for any other purpose, or reproduced or filed publicly, without the written consent of this firm.

Very truly yours,

/s/ Lionel Sawyer & Collins

LIONEL SAWYER & COLLINS